As filed with the Securities and Exchange Commission on August 10, 2006
Registration No.

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SANDISK CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware	77-0191793
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)
601 McCarthy Boulevard
Milpitas, California 95035
(Address, Including Zip Code, of Principal Executive Offices)

SanDisk Corporation
2005 Incentive Plan
(Full Title of the Plan)

Charles Van Orden, Esq.
Vice President, General Counsel and Secretary
SanDisk Corporation
601 McCarthy Boulevard
Milpitas, California 95035
(408) 801-1000
(Name, Address and Telephone Number, Including Area Code, of Agent For Service)

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
		Maximum	Maximum
Title Of	Amount	Offering	Aggregate	Amount Of
Securities	To Be	Price	Offering	Registration
To Be Registered	Registered	Per Unit	Price	Fee
Common Stock, $0.001 par value per share	15,000,000(1)(2) Shares	$46.47(3)	$697,050,000(3)	$74,585(3)

(1)	This Registration Statement covers, in addition to the number of shares of SanDisk Corporation, a Delaware corporation (the “Company” or the “Registrant”), common stock, par value $0.001 per share (the “Common Stock”), stated above, options and other rights to purchase or acquire the shares of Common Stock covered by this Registration Statement and, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), an additional indeterminate number of shares, options and rights that may be offered or issued pursuant to the SanDisk Corporation 2005 Incentive Plan, as amended (the “Plan”) as a result of one or more adjustments under the Plan to prevent dilution resulting from one or more stock splits, stock dividends or similar transactions.

(2)	Each share of Common Stock is accompanied by a preferred stock purchase right pursuant to the Rights Agreement between the Company and Computershare Trust Company, Inc. dated September 15, 2003. Until the occurrence of certain events specified in the Rights Agreement, these rights are not exercisable, are evidenced by the certificates for the Common Stock and are transferred solely with the Common Stock. The value attributable to these rights, if any, is reflected in the value of the Common Stock, and, accordingly, no separate fee is paid.

(3)	Pursuant to Securities Act Rule 457(h), the maximum offering price, per share and in the aggregate, and the registration fee were calculated based upon the average of the high and low prices of the Common Stock on August 8, 2006, as quoted on the Nasdaq Global Market.

The Exhibit Index for this Registration Statement is at page 7.

EXPLANATORY NOTE
     This Registration Statement is filed by the Company to register additional securities issuable pursuant to the Plan and consists of only those items required by General Instruction E to Form S-8.

PART I
INFORMATION REQUIRED IN THE
SECTION 10(a) PROSPECTUS
     The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants as specified by Securities Act Rule 428(b)(1).

PART II
INFORMATION REQUIRED IN THE
REGISTRATION STATEMENT
Item 3. Incorporation of Certain Documents by Reference
     The following documents of the Company filed with the Securities and Exchange Commission (the “Commission”) are incorporated herein by reference:
(a)	The Company’s Annual Report on Form 10-K for its fiscal year ended January 1, 2006, filed with the Commission on March 15, 2006, as subsequently amended on April 14, 2006 (Commission File No. 000-26734);

(b)	The Company’s Quarterly Report on Form 10-Q for its fiscal quarter ended April 2, 2006, filed with the Commission on May 8, 2006 (Commission File No. 000-26734);

(c)	The Company’s Current Reports on Form 8-K, filed with the Commission on August 2, 2006, July 31, 2006 (as amended on August 1, 2006), July 12, 2006, June 26, 2006, June 1, 2006, May 15, 2006, May 9, 2006, May 3, 2006, April 10, 2006, March 27, 2006, February 23, 2006, February 14, 2006, January 27, 2006 and January 20, 2006 (each, Commission File No. 000-26734);

(d)	The description of the Company’s Common Stock contained in its Registration Statement on Form 8-A filed with the Commission on September 8, 1995 (Commission File No. 000-25283), and any other amendment or report filed for the purpose of updating such description; and

(e)	The description of the Company’s preferred stock purchase rights contained in its Registration Statement on Form 8-A filed with the Commission on September 25, 2003 (Commission File No. 000-25283), and any other amendment or report filed for the purpose of updating such description.
     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with Commission rules shall not be deemed incorporated by reference into this Registration Statement. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

Item 5. Interests of Named Experts and Counsel
     Not applicable.
Item 8. Exhibits
     See the attached Exhibit Index at page 7, which is incorporated herein by reference.

SIGNATURES
     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milpitas, State of California, on August 10, 2006.

By:	/s/ Judy Bruner
Judy Bruner
Chief Financial Officer and Executive Vice President, Finance and Administration

POWER OF ATTORNEY
     Each person whose signature appears below constitutes and appoints Dr. Eli Harari and Judy Bruner, and each of them, acting individually and without the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them individually, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Eli Harari Dr. Eli Harari	Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	August 8, 2006

/s/ Judy Bruner Judy Bruner	Chief Financial Officer and Executive Vice President, Finance and Administration (Principal Financial and Accounting Officer)	August 10, 2006

/s/ Irwin Federman Irwin Federman	Vice Chairman of the Board and Lead Independent Director	August 8, 2006

Signature	Title	Date

/s/ Catherine P. Lego Catherine P. Lego	Director	August 6, 2006

/s/ Michael E. Marks Michael E. Marks	Director	August 7, 2006

/s/ James D. Meindl James D. Meindl	Director	August 6, 2006

/s/ Eddy W. Hartenstein Eddy W. Hartenstein	Director	August 5, 2006

/s/ Steven J. Gomo Steven J. Gomo	Director	August 9, 2006

EXHIBIT INDEX

Exhibit
Number	Description of Exhibit

4.	SanDisk Corporation 2005 Incentive Plan, as amended. (Filed as Annex A to the Company’s Proxy Statement filed with the Commission pursuant to Section 14(a) of the Exchange Act on April 12, 2006 (Commission File No. 000-26734) and incorporated herein by this reference.)

5.	Opinion of Company Counsel (opinion re legality).

23.1	Consent of independent registered public accounting firm.

23.2	Consent of Company Counsel (included in Exhibit 5).

24.	Power of Attorney (included in this Registration Statement under “Signatures”).